UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2014
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen E. Riffee, Executive Vice President and Chief Financial Officer of Corporate Office Properties Trust (the “Company” or the “Registrant”), will fulfill his employment contract term through March 31, 2015 and then pursue other interests. On October 15, 2014, the Board of Trustees of the Company appointed Anthony Mifsud, age 50, as Executive Vice President and Chief Financial Officer of the Company, effective as of April 1, 2015.

Since January 2011, Mr. Mifsud has served the Company as Senior Vice President, Finance and Treasurer, where he has executed the Company’s corporate finance strategy and capital market activities, managed its banking, lending and rating agency relationships and led its treasury and financial planning and analysis functions. From 2009-2011, Mr. Mifsud served as Senior Vice President-Financial Planning and Analysis and from 2007-2009, he served as Vice President-Financial Planning and Analysis. Prior to joining the Company, from 2005-2007, he served in various finance positions including Senior Vice President & Treasurer for MMA Capital Management LLC, formerly known as Municipal Mortgage & Equity, LLC (MMA) and prior to joining MMA, was Vice President, Financial Management at Enterprise Social Investment Corporation. From 1990-2005, Mr. Mifsud held various corporate finance positions at The Rouse Company, the last five years of his tenure there serving as its Vice President, Finance. Prior to that, he practiced as a CPA at KPMG Peat Marwick. He earned his B.B.A. from Loyola University in Baltimore, Maryland.

There is no arrangement or understanding with any person pursuant to which Mr. Mifsud was elected as Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Mifsud and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company and its operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), intend to enter into a Letter Agreement with Mr. Mifsud, pursuant to which Mr. Mifsud will participate in the Registrant’s and the Operating Partnership’s Executive Change in Control and Severance Plan effective April 1, 2015.

Following the March 31, 2015 expiration of his employment agreement with the Company, Mr. Riffee will receive the benefits he is entitled to under the employment agreement. A copy of Mr. Riffee’s employment agreement is included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 19, 2012 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Roger A. Waesche, Jr.		/s/ Roger A. Waesche, Jr.
	Roger A. Waesche		Roger A. Waesche
	President and Chief Executive Officer		President and Chief Executive Officer

Dated:	October 16, 2014	Dated:	October 16, 2014